Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-148229, 333-155492 and 333-178087) and Form S-8 (No. 333-140285, 333-125317, 333-33575, 333-33577, 333-44425, 333-53631, 333-68634, 333-80921, 333-92132, 333-109315, 333-109319, 333-33575, 333-92132, 333-159447 and 333-116136) of SLM Corporation of our report dated February 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP McLean, VA February 27, 2012

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